UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/2/2011

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 3, 2011, we entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of up to 27,600,000 shares of our common stock, par value $0.001 per share, including 3,600,000 shares issuable to the Underwriters pursuant to an overallotment option. The price to the public in this offering was $2.50 per share, and the Underwriters purchased the shares from us pursuant to the Underwriting Agreement at a price of $2.35 per share. On November 3, 2011, the Underwriters exercised their overallotment option in full, and the offering closed on November 8, 2011. The net proceeds to us from this offering are expected to be approximately $64.5 million, after deducting the underwriting discount and other estimated offering expenses payable by us.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of Dynavax and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering was made pursuant to our effective registration statement on Form S-3 (Registration Statement No. 333-175645) previously filed with the Securities and Exchange Commission (the “SEC”) and a prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On November 2, 2011, we issued a press release announcing that we had commenced the offering. On November 3, 2011, we issued a press release announcing that we had priced the offering. On November 8, 2011, we issued a press release announcing the exercise in full of the overallotment option and completion of the offering. These press releases are attached as Exhibits 99.1, 99.2 and 99.3 hereto, respectively, and are incorporated by reference herein.

Forward-Looking Statements

This report contains forward-looking statements that are subject to a number of risks and uncertainties, including statements about our expectations regarding our anticipated use of proceeds from the offering. Actual results may differ materially from those set forth in this report due to risks and uncertainties detailed in the risk factors included in our Quarterly Report on Form 10-Q filed with the SEC on October 31, 2011 and in our other filings with the SEC. Except as required by law, we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 3, 2011.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated November 2, 2011, titled “Dynavax Announces Proposed Public Offering of Common Stock.”

99.2	Press Release, dated November 3, 2011, titled “Dynavax Prices Public Offering of Common Stock.”

99.3	Press Release, dated November 8, 2011, titled “Dynavax Announces Exercise in Full of Overallotment Option and Completion of Public Offering of Common Stock.”

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVAX TECHNOLOGIES CORPORATION

Date: November 8, 2011	By:	/s/ Michael S. Ostrach
Michael S. Ostrach Vice President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 3, 2011.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated November 2, 2011, titled “Dynavax Announces Proposed Public Offering of Common Stock.”

99.2	Press Release, dated November 3 2011, titled “Dynavax Prices Public Offering of Common Stock.”

99.3	Press Release, dated November 8, 2011, titled “Dynavax Announces Exercise in Full of Overallotment Option and Completion of Public Offering of Common Stock.”